                                                                   EXHIBIT 10.13


                          LOAN MODIFICATION AGREEMENT

        This Loan Modification Agreement is entered into as of August 14, 1996, by and between Celeritek, Inc. ("Borrower") whose address is 3236 Scott Boulevard, Santa Clara, CA 95054, and Silicon Valley Bank ("Lender") whose address is 3003 Tasman Drive, Santa Clara, CA 95054.

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, a Promissory Note, dated September 11, 1992, in the original principal amount of Five Million and 00/100 Dollars ($5,000,000.00) (the "Note"). The Note has been amended pursuant to Loan Modification Agreements dated August 15, 1993, August 15, 1994, pursuant to which, among other things, the principal amount of the Note was increased to Six Million and 00/100 Dollars ($6,000,000.00) and August 15, 1995. The Note, together with other promissory notes from Borrower to Lender, is governed by the terms of a Business Loan Agreement, dated September 11, 1992, as such agreement may be amended from time to time, between Borrower and Lender (the "Loan Agreement"). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the "Indebtedness".

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by a Commercial Security Agreement, dated September 11, 1992 (the "Security Agreement"). Concurrently herewith, Lender shall agree to release its security interest in the Collateral described in the Security Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.      DESCRIPTION OF CHANGE IN TERMS.

        A.      Modification(s) to Note.

                1. Payable in one payment of all outstanding principal plus all accrued unpaid interest on August 13, 1997. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date beginning September 13, 1996, and all subsequent interest payments are due on the same day of each month thereafter.

                2. The interest rate to be applied to the unpaid principal balance of the Note is hereby decreased, effective as of this date to a rate equal to the Lender's current Index (as defined therein).

                3. The principal amount of the Note is hereby decreased to Four Million and 00/100 Dollars ($4,000,000.00).

        B.      Modification(s) to Loan Agreement.

                1. The paragraph entitled "Borrowing Base Formula" is hereby deleted in its entirety.

                2. The paragraph entitled "Accounts Receivable and Accounts Payable" is hereby deleted in its entirety.

                3. The paragraph entitled "Financial Covenants" is hereby amended in its entirety, to read as follows:

                        Borrower shall maintain, on a quarterly basis, beginning with the quarter ending June 30, 1996, a minimum quick ratio of 2.00 to 1.00; a minimum tangible net worth of $25,000,000.00; and a maximum total debt to tangible net worth ratio of 0.60 to 1.00.

                4. The paragraph entitled "Financial Statements" is hereby amended in its entirety, to read as follows:

                        Furnish Lender with, as soon as available, but in no event later than five (5) days after filing with the Securities Exchange Commission (SEC), Borrower's forms 10K and 10Q together with a Compliance Certificate. All financial reports required to be provided under this Agreement shall be prepared in accordance with generally accepted accounting principles, applied on a consistent basis, and certified by Borrower as being true and correct.

                5. The paragraph entitled "Foreign Exchange Sublimit" is hereby amended to allow Borrower to utilize up to $4,000,000.00 for spot and future foreign exchange contracts.

                6. The paragraph entitled "Letter of Credit Sublimit" is hereby amended to reduce the aggregate face amount of standby and commercial letters of credit to an amount not to exceed $4,000,000.00.

        C.      Release of Security Agreement.

                1. As an accommodation to Borrower and for good and valuable consideration, Lender, with this Loan Modification Agreement, has agreed to release its security interest granted under the Security Agreement and the related UCC financing statements provided that no Event of Default has occurred and is continuing.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF LOAN FEE. Borrower shall pay to Lender a fee in the amount of Ten Thousand and 00/100 Dollars ($10,000.00) (the "Loan Fee") plus all out-of-pocket expenses.

6. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that it has no defenses against the obligations to pay any amounts under the Indebtedness.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Lender's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8.      CONDITIONS.     The effectiveness of this Loan Modification Agreement
is conditioned upon Borrower's payment of the Loan Fee.

        This Loan Modification Agreement is executed as of the date first written above.

                                       .
BORROWER                                  LENDER

CELERITEK, INC.                           SILICON VALLEY BANK



By:  /s/ MARGARET SMITH                   By:  /s/ MARY J. TOOMEY
   ----------------------------------        ---------------------------------
Name:  Margaret Smith                     Name:  Mary J. Toomey
   ----------------------------------        ---------------------------------
Title: CFO, Asst. Secretary               Title: Vice President
   ----------------------------------        ---------------------------------